Exhibit 99.2

ProPhase Labs Announces Closing of Public Offering of Common Stock

GARDEN CITY, NY, November 12, 2024 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (NASDAQ: PRPH) (“ProPhase” or the “Company”), a next-generation biotech, genomics and diagnostics company, today announced the closing of its previously announced underwritten public offering of 4,795,500 shares of its common stock, including 625,500 shares sold upon full exercise of the underwriter’s option to purchase additional shares. Each share of common stock was sold at a public offering price of $0.72 per share, for gross proceeds of approximately $3.45 million, before deducting underwriting discounts and offering expenses. All of the shares were sold by the Company.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services, genomics and consumer products industry.

ThinkEquity acted as sole book-running manager for the offering.

The offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-260848), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2021 and declared effective on November 12, 2021. The final prospectus supplement relating to the offering was filed with the SEC on November 8, 2024 and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) is a next-generation biotech, genomics and diagnostics company. Our goal is to create a healthier world with bold action and the power of insight. We believe we are revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, while developing potential game changer diagnostics and therapeutics in the fight against cancer. This includes a potentially life-saving cancer test focused on early detection of esophageal cancer and potential breakthrough cancer therapeutics with novel mechanisms of action. Our world-class CLIA labs and cutting-edge diagnostic technology provide wellness solutions for healthcare providers and consumers. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ subsidiaries and their strategic synergies highlight our potential for long-term value.

For more information, visit www.ProPhaseLabs.com

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements include statements related to the intended use of proceeds. ProPhase cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks related to prevailing market conditions, the impact of general economic, industry or political conditions in the United States, and ProPhase’s ability to satisfy customary closing conditions associated with the offering. Management believes that these forward-looking are reasonable as and when made. Forward-looking statements reflect its analysis only on their stated date, and ProPhase undertakes no obligation to update or revise these statements except as may be required by law.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com